BORG-WARNER AUTOMOTIVE, INC.
                             AS OF MARCH 1, 1999
NAME OF SUBSIDIARY                  % VOTING SECURITIES OWNED BY PARENT

Borg-Warner Automotive Powertrain Systems Corporation            100
     Borg-Warner Automotive South Asia Corporation               100
          Divgi-Warner PVT Limited                               60
          Huazhong (Automotive) Transmission Company, Ltd.       60
          Borg-Warner Automotive PTS Korea Service, Inc.         100
     Borg-Warner Automotive Powdered Metals Corporation          100
     Borg-Warner Automotive Diversified
      Transmission Products Corporation                          100
Borg-Warner Automotive Air/Fluid Systems Corporation             100
     Borg-Warner Automotive Air/Fluid Systems
         Corporation of Michigan                                 100
     Borg-Warner Automotive Air/Fluid Systems Holding Corporation100
          Borg-Warner Automotive Air/Fluid Systems Europe S.A.S. 90
               Borg-Warner Automotive Air/Fluid Systems,Tulle SA 100
Borg-Warner Automotive Morse TEC Corporation                     100
     Borg-Warner Automotive (Canada) Ltd.                        100
     Borg-Warner Automotive Japan Corporation                    100
          Borg-Warner Automotive K.K.                            100
     Borg-Warner Automotive Taiwan Co., Ltd.                     100
     B.W. Componentes Mexicanos de Transmisiones S.A. de C.V.    100
     Morse TEC Europe Sp.A                                       100
Borg-Warner Automotive Foreign Sales Corporation                 100
Borg-Warner Automotive Automatic Transmission Systems Corporation100
     Borg-Warner Automotive-Europe Corporation                   100
          AG Kuhnle, Kopp & Kausch                               63
          Borg-Warner Automotive GmbH                            100
               Borg-Warner Automotive Europa V&V GmbH            100
          3K Warner Turbosystems GmbH                            100
          Borg-Warner Automotive Europe GmbH                     100
     Borg & Beck Torque Systems, Inc.                            100
     Borg-Warner Automotive-NW Corporation                       100
          Borg-Warner Automotive Korea, Inc.                     60
Creon Insurance Agency, Ltd.                                     100
     Creon Trustees, Ltd.                                        100
Kuhlman Corporation                                              100
     Coleman Cable Systems Inc.                                  100
          The DeKalb Works Company                               100
               Interflex de Mexico S.A. de C.V.                  100
          Baron Wire & Cable Corp.                               100
     Kuhlman Electric Corporation                                100
          Kuhlman Plastics of Canada, Ltd.                       100
          Kuhlman Industrial Products, Inc.                      100
          Bronson Specialties, Inc.                              100
          Borse Plastic Products Corp.                           100
          Associated Engineering Company                         100
     EMTEC Products Corporation                                  100
     Schwitzer, Inc.                                             100
          Schwitzer U.S. Inc.                                    100
                    Kysor Asia Limited                           100
               Schwitzer Manufacturing Canada, Inc.              100
               Lacom Schwitzer Equipamentos, Ltda.               100
               Kysor DO BRZSIL LTDA                              100
          Schwitzer (Europe) Holdings Limited                    100
               Schwitzer (Europe) Limited                        100
                    Kysor Industries, S.A.                       100
          Kysor Snyder Corporation                               100
               Snyder Tank Foreign Sales Corporation             100